EXHIBIT 99.1

                                  CERTIFICATION

     In connection with the Annual Report (the "Report") on Form 11-K for the Employees' Thrift Plan of Indianapolis Power & Light Company (the "Plan"), by signing below, each of the undersigned officers of Indianapolis Power & Light Company hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to
Section 906 of the  Sarbanes-Oxley  Act of 2002,  that, to his or her knowledge,
(i) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

     Signed this 25th day of June, 2004.



/s/ Ann Murtlow
------------------------------------------------
Ann Murtlow, President & Chief Executive Officer


/s/ Hamsa Shadaksharappa
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Hamsa Shadaksharappa
Senior Vice President - Financial Services, Chief
Financial Officer and Secretary





A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.